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Exhibit 10.19

        COMMERCIAL NET LEASE

BETWEEN

LANDLORD

FRYE DEVELOPMENT, INC.

AND

TENANT

CENTER LEAF PARTNERS, LLC

PREMISES

PROPERTY LOCATED AT
1310 19TH AVENUE N.W.
CLINTON, IA 52732

STANLEY, LANDE & HUNTER
A PROFESSIONAL CORPORATION
ATTORNEYS AND COUNSELORS

CORALVILLE 319.2489000    •    DAVENPORT 563.324.1000
MUSCATINE 563.264.5000    •    WILTON 563.732.4000

SLHLAW.COM

COMMERCIAL NET LEASE

        This Commercial Net Lease ("Lease') is made as of January 26, 2007, between FRYE DEVELOPMENT, INC. ("Landlord"), an Illinois corporation, and CENTER LEAF PARTNERS, LLC, an Iowa limited liability company ("Tenant").

        1.    PREMISES.

          1.1    CONSTRUCTION.    Landlord, at its expense , has erected upon Lot 1 of Lyons Business & Technology Park Phase 1A in the City of Clinton, Iowa (the "Real Estate"), a building containing approximately 18,360 square feet ("Building 1"), with a parking area containing at least 200 parking spaces (collectively, the "Premises").

          a.     Landlord shall complete Building 1 according to the plans and specifications identified in the attached Exhibit A ("Tenant Improvements"), to be completed and approved by Tenant by January 26, 2007.

          b.     Possession of Building 1, completed in accordance with the plans and specifications, shall be delivered not later than April 1, 2007 (the "Commencement Date"), unless construction is delayed for causes beyond Landlord's control. In that event, the time fixed to complete and deliver the Premises shall be extended for a grace period equivalent to the time lost by reason of such delay, not to exceed 30 days.

          c.     Landlord shall, at its expense, erect upon the Real Estate a second building containing approximately 18,360 square feet and at least an additional 100 parking spaces ("Building 2") according to the plans and specifications identified in Exhibit B, to be completed and approved by Tenant by February 2, 2007 . Landlord shall complete Building 2 according to the plans and specifications identified in the attached Exhibit C ("Tenant Improvements"), to be completed and approved by Tenant by March 1, 2007. When completed and approved, Exhibits B and C will be added to this Lease by amendment.

          d.     Possession of Building 2, completed in accordance with the plans and specifications, shall be delivered not later than July 1, 2007, unless construction is delayed for causes beyond Landlord's control. In that event, the time fixed to complete and deliver Building 2 shall be extended for a grace period equivalent to the time lost by reason of such delay, not to exceed 60 days.

          e.     Tenant shall have access to the Premises for both Building 1 and Building 2 during the construction process for purposes of verification that the build-out is being completed in conformity with the provisions of Exhibits A, B and C and for such other reasonable purposes; including verification of the proper installation of cabling for electronic communications and other such types of fixtures and improvements; provided, however, that Tenant shall not interrupt, interfere with, or attempt to direct construction work in process by contractors, subcontractors, or suppliers. Tenant shall communicate any concerns about construction directly to Landlord.

          1.2    PAYMENT FOR TENANT IMPROVEMENTS.    The estimated cost of Tenant Improvements for completion of Building 1 is $[***], and the estimated cost of Tenant Improvements for completion of Building 2 will be added to this Lease by amendment. In each case, the cost of Tenant Improvements will be paid as follows.

          (a)   The first $[***] will be financed by a loan to Landlord from Citizens First Bank, Clinton, Iowa (the "Bank"). Landlord shall apply to such loan any economic development grants Landlord receives from Clinton County, not to exceed $[***]. Tenant shall (1) make all monthly interest payments on such loan directly to Landlord; (2) promptly pay to Landlord all funding received from Economic Development Set Aside ("EDSA") grants; and (3) pay to Landlord the monthly payments required to amortize any remaining balance of the loan after receiving and

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  applying the final EDSA funds. Landlord shall provide to Tenant copies of all loan documents with the Bank pursuant to which Tenant is required to make any payments pursuant to this Lease.

          (b)   The amount of Tenant Improvement costs for each Building in excess of $[***], if any, shall be added to the Minimum Monthly Rent by dividing such unpaid balance by the number of months remaining in the Term of the Lease for such Building and adding that quotient to the Minimum Monthly Rent. For example, if the excess cost of Tenant Improvements for Building 1 is $[***] and there are 87 months remaining in the Term, the Minimum Monthly Rent will be increased by $[***] for a total Minimum Monthly Rent for Building 1 of $[***].

          1.3    LEASE.    Landlord leases to Tenant and Tenant leases from Landlord for the Term, at the rental, and on all the conditions set forth in this Lease, the Premises located at 1310 19th Avenue N.W., Clinton, IA 52732.

        2.    TERM.

          2.1    INITIAL TERM.    The initial term of this Lease begins on April 1, 2007, and ends on June 30, 2014, both dates inclusive (the "Term"), subject to the renewal options set forth in paragraph 21 of this Lease, unless this Lease is sooner terminated pursuant to any provision of this Lease.

          2.2    DELAY IN POSSESSION.    If for any reason Landlord cannot deliver possession of the Premises to Tenant on the first day of the Term, such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof, but in such case, Tenant will not be obligated to pay rent until possession of the Premises is tendered to Tenant; provided, however, that, (a) if Landlord has not delivered possession of Building 1 by May 1, 2007, or of Building 2 by August 29, 2007, Landlord will forgive one full day's rent for each day beyond such date until possession of the respective Building is delivered; and (b) if Landlord has not delivered possession of either Building within 30 days after such dates, Tenant may cancel this Lease for the affected Building by giving Landlord written notice of its election to cancel.

          2.3    EARLY POSSESSION.    If Tenant occupies the Premises before the beginning of the Term, such occupancy will be subject to all provisions of this Lease, Tenant shall pay pro rata Minimum Monthly Rent for such period, and such occupancy will not advance the commencement or termination dates of the Term.

          2.4    COMMISSION.    Landlord will pay to Tenant's broker a commission of 3 percent at the beginning of the Term.

          2.5    HOLDING OVER.    If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the termination or expiration of the Term (or any renewal or extension thereof), such occupancy will be deemed a tenancy from month to month, subject to all the provisions of this Lease pertaining to the obligations of Tenant.

        3.    RENT.

          3.1    MINIMUM MONTHLY RENT.    Tenant shall pay to Landlord as Minimum Monthly Rent for the Premises $[***] per square foot per year, or $[***] per month, payable in advance and without demand, on or before the first day of each month, subject to adjustment pursuant to paragraph 1.2. All payments to Landlord shall be made by checks or drafts payable to the order of Landlord and mailed or delivered to Landlord at the address stated in this Lease or at such other address as Landlord may designate from time to time by written notice to Tenant. All rent shall be payable to Landlord in lawful money of the United States.

          3.2    BUILDING 2.    Upon delivery of possession of Building 2 to Tenant, Building 2 shall become part of the Premises, the Minimum Monthly Rent shall be increased by $[***] per square

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  foot of Building 2, or $[***] per month, subject to adjustment pursuant to paragraph 1.2, and all the terms and conditions of this Lease shall apply to Building 2.

          3.3    ADDITIONAL RENT.    Except as otherwise specifically provided in this Lease, all costs, expenses, and obligations of every kind relating to the Premises which may arise or become due during the Term (or any extension or renewal thereof) of this Lease will be paid by Tenant. All taxes, charges, costs, and expenses which Tenant is required to pay hereunder, together with all interest and penalties which may accrue thereon in the event of Tenant's failure to pay such amounts timely, and all damages, costs, and expenses which Landlord may incur by reason of any default of Tenant or Tenant's failure to comply with the terms of this Lease, will be deemed to be Additional Rent, and Landlord will have all the rights and remedies with respect thereto as Landlord has for nonpayment of the Minimum Monthly Rent.

          3.4    PRO RATA RENT.    Minimum Monthly Rent and Additional Rent for any partial month will be a pro rata portion of the amount due.

        4.    SECURITY DEPOSIT.    Upon execution of this Lease, Tenant will deposit with Landlord a total of $[***] as security for Tenant's faithful performance of Tenant's obligations hereunder pertaining to both Building 1 and Building 2. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of such deposit for the payment of rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer as a result of such default. If Landlord uses or applies all or any portion of such deposit, Tenant will, within ten days after written demand, deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount stated above, and Tenant's failure to do so will be a material breach of this Lease. Landlord will not be required to keep such security deposit separate from its general accounts. If Tenant performs all of its obligations hereunder, the security deposit, or so much thereof as has not been applied by Landlord, will be returned, without payment of interest, to Tenant within 30 days after termination or expiration of this Lease. No trust relationship is created between Landlord and Tenant with respect to the security deposit.

        5.    USE; CONDITION.

          5.1    USE.    The Premises may be used and occupied only for general commercial office use or any other lawful use which is reasonably related or comparable to such use and for no other purpose without Landlord's prior written consent.

          5.2    CONDITION OF PREMISES.

          (a)   Within 30 days after Tenant takes possession of Building 1 and within 30 days after Tenant takes possession of Building 2, Tenant will inspect each such Building and use its best efforts to verify that the improvements have been constructed pursuant to the specifications contained in the attached Exhibits A, B, and C. Landlord agrees to make any changes necessary to conform such improvements with such specifications. If Tenant discovers any non-compliance with such specifications after the expiration of the 30-day inspection period but within six months after taking possession, Landlord will also be responsible for making any changes to bring such improvements into conformity with the specifications. Tenant agrees to accept the Premises subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations governing and regulating the use of the Premises and any covenants or restrictions of record ("Use Restrictions"). Tenant acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties as to the future suitability of the Premises for the conduct of Tenant's business.

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

          (b)   Tenant shall, at Tenant's sole cost and expense, promptly comply with all Use Restrictions. Tenant shall not use or permit the use of the Premises in any manner that will create waste or a nuisance or, if there is more than one tenant or occupant in the Building, disturb such other tenant or occupant.

        6.    MAINTENANCE AND REPAIRS; ALTERATIONS.

          6.1    LANDLORD'S OBLIGATIONS.    Subject to the provisions of paragraphs 5, 6.2, 8, and 13, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, employees, contractors, or invitees (the "Tenant Responsible Parties"), in which event Tenant shall repair the damage, Landlord, at Landlord's expense, will keep in good order, condition, and repair the foundations, exterior walls, parking lots, driveways, private roads within the Real Estate, and the exterior roof of the Building (as the Building existed at the beginning of the Term). Landlord will be responsible when the parties agree it is necessary to replace heating, air conditioning, and ventilating equipment. Landlord will resurface or restripe the parking areas located on the Premises when-such work becomes reasonably necessary. Landlord will not, however, be obligated to maintain the interior surface of exterior walls or floors, windows, doors or plate glass. Landlord will have no obligation to make repairs under this Paragraph 6.1 until a reasonable time after receipt of written notice of the need for such repairs.

          6.2    TENANT'S OBLIGATIONS.

          (a)   Tenant, at Tenant's sole cost and expense, shall maintain and keep in good order, condition, and repair, the Premises and every part thereof including, without limitation, interior surfaces of exterior walls, floors, all plumbing, sprinkler systems (excluding underground water mains), heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, fixtures, ceilings, windows, doors, plate glass, and skylights, all landscaping, sidewalks, flood lights, security lights, fences, and signs located on the Premises, and all alterations, improvements, additions, or Utility Installations installed or constructed by Tenant. Tenant's obligations under this paragraph 6.2 shall include the obligation to remove snow and ice from the roads, driveways, sidewalks, parking lots, and parkways on the Premises.

          (b)   If Tenant fails to perform Tenant's obligations under this paragraph 6.2 or under any other paragraph of this Lease, Landlord may, at Landlord's option, enter upon the Premises after ten days' prior written notice to Tenant (except in the case of emergency, in which case no notice will be required), perform such obligations on Tenant's behalf, and put the Premises in good order, condition, and repair; the cost of such repairs will be due and payable to Landlord as Additional Rent together with Tenant's next Minimum Monthly Rent.

          (c)   On the last day of the Term, any renewal term, or on any sooner termination of this Lease, Tenant shall, subject to the provisions of paragraph 6.3: (1) surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, broom clean and free of debris; (2) repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings, machinery, and equipment; and (3) leave any air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing on the Premises in good operating condition, ordinary wear and tear excepted.

          6.3    ALTERATIONS.

          (a)   Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, or Utility Installations (as hereinafter defined) in, on, or about the Premises, except for cosmetic changes, decorating changes, or non-structural alterations not exceeding $[***] in any one year per Building, or $[***] in cumulative cost per Building during the Term. The foregoing shall not be construed to limit or restrict Tenant's right to relocate, reinstall, and operate its machinery or equipment, or to comply with its obligations under this

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

  Lease, provided that such activities can be performed without causing structural alteration or structural damage to the Premises. As used in this paragraph 6.2, the term "Utility Installation" means air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, and plumbing. Landlord may require that Tenant remove any or all of said alterations, improvements, additions, or Utility Installations at the expiration of this Lease and restore the Premises to its prior condition. Should Tenant make any alterations, improvements, additions, or Utility Installations without the prior consent of Landlord when such consent is required hereunder, Landlord may require that Tenant remove any or all of the same.

          (b)   Tenant's ability to make alterations, improvements , additions, or Utility Installations to the Premises is conditioned on (1) Tenant's acquiring from appropriate governmental agencies any permits which may be necessary to make such alterations, improvements, additions, or Utility Installations, (2) Tenant's furnishing of a copy of such permits to Landlord before beginning the work, and (3) Tenant's compliance with all conditions of such permits in accordance with the terms thereof and applicable law.

          (c)   All alterations, improvements, additions, and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Tenant) which may be made on the Premises will become the property of Landlord and remain on and be surrendered with the Premises at the expiration or termination of this Lease in accordance with the provisions of paragraph 6.1(c). Tenants machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without causing material structural damage to the Premises, will remain Tenant's property and may be removed by Tenant subject to the provisions of paragraph 6.1(c), provided that Tenant is not then in default under any provision of this Lease.

        7.    INSURANCE; INDEMNITY.

          7.1    LIABILITY INSURANCE.    Tenant will, at Tenant's sole cost and expense, obtain and keep in force during the Term (and any renewal or extension thereof), a commercial general liability policy insuring Tenant (and naming Landlord as an additional insured) against liability arising out of the use, occupancy , or maintenance of the Premises and all other areas appurtenant thereto. Such insurance shall: (a) be in an amount not less than $1,000,000 combined single limit, bodily injury, and property damage per occurrence and $3,000,000 in the aggregate, (b) contain a clause providing cross-liability coverage as would be achieved under the standard ISO separation of insureds clause; (c) contain contractual liability coverage insuring performance by Tenant of the indemnity provisions of this paragraph 7 as to bodily injury, death, or property damage; and (d) be primary to any insurance carried by Landlord. The limits or coverage of such insurance will not, however, limit the liability of Tenant hereunder.

          7.2    PROPERTY INSURANCE.    Landlord will obtain and keep in force during the Term (and any renewal or extension thereof) a policy or policies of insurance covering loss or damage to the Building in the amount of its full insurable replacement value, as the same may exist from time to time, providing protection against all perils included within the classification of fire and extended coverage; Tenant shall reimburse Landlord for the costs of such insurance within 30 days after receipt of an invoice for such costs. Tenant will obtain and keep in force during the Term (and any renewals or extensions thereof) a policy or policies of standard fire and extended coverage insurance covering loss or damage to Tenant's personal property, raw materials, inventory, work-in-process, fixtures, furnishings, machinery, equipment, or tenant improvements which have not become part of the Building ("Tenant's Insurable Personal Property") to the extent of its full insurable replacement value.

  The "full insurable replacement value " of the Building or Tenant's Insurable Personal Property shall be determined by the companies issuing the insurance policies at the time the policies are initially obtained. Not more frequently than once every five years, either party may elect to have the full insurable replacement value of the property covered by such policy redetermined by the applicable insurance company and shall give the other party written notice of such election. The redetermination shall be made promptly in accordance with the rules recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The applicable insurance coverage shall be adjusted according to such redetermination.

          7.3    INSURANCE POLICIES.    Insurance required by this Lease to be carried by Tenant will be in companies admitted to do business in the State of Iowa which are satisfactory to Landlord. Tenant will deliver to Landlord copies of all policies of insurance required under this paragraph 7 or certificates evidencing the existence and amounts of such insurance. No such policy will be cancelable or subject to reduction of coverage or other modification except after 30 days' prior written notice to Landlord. Tenant shall not permit to be done anything which will invalidate the insurance policies referred to in this paragraph 7.

          7.4    WAIVER OF SUBROGATION.    Tenant releases and waives its entire right of recovery against the Landlord and, its agents, employees, contractors, and invitees, for loss or damage to the Premises, Building, and the fixtures, machinery and equipment, personal property, or improvements of Tenant in or on the Premises or Building to the extent of the insurance proceeds paid under the policy or policies of insurance required by paragraph 7.2, caused by the negligence of Landlord or its agents, employees, contractors, or invitees. Tenant will, on obtainer the policies of insurance required hereunder, give notice to the insurance carrier or carriers that a waiver of subrogation is contained in this Lease.

          7.5    TENANT'S INDEMNIFICATION OF LANDLORD.    Tenant shall indemnify Landlord against and hold Landlord harmless from any and all claims, demands, judgments, damages, actions, causes of actions, injuries, administrative orders, consent agreements, and orders, liabilities or losses, penalties, costs, and expenses of any kind whatsoever arising out of (a) the possession of occupancy of the Premises by Tenant or any of the Tenant Responsible Parties, (b) the conduct of Tenant's business on the Premises, (c) the breach or default of any of Tenant's obligations under this Lease, or (d) any activity, work, or things done, permitted, or suffered by Tenant in or about the Premises; (e) any wrongful or negligent acts or omissions of Tenant; or (f) any violation of applicable federal, state, or local laws or regulations by the Tenant or any of the Tenant Responsible Parties.

          7.6    EXEMPTION OF LANDLORD FROM LIABILITY.    Unless caused by Landlord's negligent or intentional acts or omissions, Tenant agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, any of the Tenant Responsible Parties, or any other person in or about the Premises or for injury to the person of Tenant, any of the Tenant Responsible Parties or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Premises.

        8.    DAMAGE OR DESTRUCTION.

          8.1    DESTRUCTION DUE TO RISK COVERED BY INSURANCE.    If during the Term, the Premises are totally or partially destroyed from a risk covered by the insurance described in paragraph 7.2, rendering the Premises totally or partially inaccessible or unusable, Landlord may, at its option, restore the Premises to substantially the same condition as they were in immediately before destruction or terminate this Lease by giving Tenant notice of Landlord's election to terminate this Lease; provided, however, if the restoration will take more than 90 days, Tenant can terminate this Lease immediately by giving notice to Landlord..

          8.2    DESTRUCTION DUE TO RISK NOT COVERED BY INSURANCE.    If, during the Term, the Premises are totally or partially destroyed from a risk not covered by the insurance described in paragraph 7.2, rendering the Premises totally or partially inaccessible or unusable, either party can terminate this Lease immediately by giving notice to the other party.

          8.3    ABATEMENT OR REDUCTION OF RENT.    In the event of the partial or total destruction of the Premises and any part thereof, and notwithstanding whether the casualty is insured or not, the rent paid or payable from the date of such damage until such repairs have been completed shall be reduced in proportion to the reduction in the number of usable square feet of floor space caused by such damage. There shall be no abatement of any other obligation of Tenant hereunder by reason of such damage or destruction unless the Lease is terminated under paragraph 8.1 or paragraph 8.2 of this Lease.

          8.4    WAIVER.    Landlord and Tenant waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event will be governed by the terms of this Lease.

        9.    TAXES.

          9.1    REAL PROPERTY TAXES.

          (a)   During the Term (or any renewal or extension thereof), Tenant shall pay to Landlord as Additional Rent all of the Real Property Taxes (as defined in paragraph 9.2) which are assessed and accrue against the Premises for-the Term. For example for purposes of clarification, Tenant shall pay the Real Property Taxes which accrue against the Property from April 1, 2007, through June 30, 2007 , and become due and payable during the 2007-2008 fiscal year.

          (b)   Tenant shall pay to Landlord any amount due under this paragraph 9.1, within 30 days after receipt of Landlord 's written statement setting forth the amount of such Real Property Tax and the computation thereof, but in no event earlier than 30 days before its delinquency date. If the Term (or any renewal or extension thereof) does not begin or expire concurrently with the beginning or expiration of the calendar year, Tenant's liability for Real Property Taxes for any partial Lease year will be prorated on an annual basis. At the expiration or termination of this Lease, Tenant shall pay to Landlord the estimated. Real Property Taxes which have accrued up to the expiration or termination date but will not become due and payable until the following fiscal year. When the actual Real Property Taxes are known, the difference between the actual Real Property Taxes and the estimated Real Property Taxes will be paid by Tenant to Landlord or by Landlord to Tenant, as applicable.

          9.2    DEFINITION OF "REAL PROPERTY TAX,"    As used in this Lease, the term "real property tax" includes any form of real estate tax or assessment, general, special, ordinary, or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy, or tax (other than inheritance, personal income, or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state, or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the Building, as against Landlord's right to rent or obtain other income therefrom, and as against Landlord's business of leasing the Premises.

          9.3    PERSONAL PROPERTY TAXES.

          (a)   Tenant shall pay to Landlord before they become delinquent, all taxes, if any, assessed against and levied on Tenant's trade fixtures, furnishings, machinery, equipment, and all other personal property of Tenant contained in the Premises or elsewhere, including without limitation, all taxes on industrial machinery and equipment or computers which are assessed and taxed as real property. When possible, Tenant will cause said trade fixtures, furnishings, machinery, equipment, and all other personal property to be assessed and billed separately from Landlord's real property.

          (b)   If any of Tenant's personal property is assessed with Landlord's real properly, Tenant will pay Landlord the taxes attributable to such personal property within ten days after receipt of a written statement setting forth the taxes applicable to Tenant's property, but in no event earlier than 30 days before the delinquency date.

        10.    UTILITIES.    Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises.

        11.    ASSIGNMENT AND SUBLETTING.

          11.1    CONSENT REQUIRED.    Except for assignment or subleasing of Tenant's interest in this Lease to a wholly owned subsidiary of Tenant or any successor entity which acquires all or substantially all of the capital stock of Tenant, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent. Landlord will respond to Tenant's request for consent hereunder in a timely manner. Any attempted assignment, transfer, mortgage, or subletting without Landlord's consent will be void and constitute a breach of this Lease.

          11.2    NO RELEASE OF TENANT.    No subletting of the Premises or assignment of this Lease (whether with or without Landlord's consent) will release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person or entity will not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments of this Lease, subletting of the Premises, or amendments or modifications to this Lease with assignees or successors of Tenant without notifying Tenant or any guarantor of this Lease and without obtaining consent from Tenant, Tenant's successor, or any guarantor of this Lease; such actions will not relieve Tenant or any guarantor of liability under this Lease.

        12.    DEFAULTS; REMEDIES.

          12.1    DEFAULTS.    The occurrence of any one or more of the following events will constitute a material default and breach of this Lease by Tenant:

          (a)   Tenant's vacating or abandoning of the Premises.

          (b)   Tenant's failure to make any payment of rent, as and when due, when such failure continues for a period of three days after written notice from Landlord to Tenant. If Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable law, such Notice to Pay Rent or Quit will also constitute the notice required by this paragraph.

          (c)   Tenant's failure to observe or perform any of the covenants , conditions, or provisions of this Lease to be observed or performed by Tenant, other than those described in paragraph 12.l(b) above, when such failure continues for a period of 30 days after written notice from Landlord to Tenant.

          (d)   (1) Tenant's malting of any general arrangement or assignment for the benefit of creditors; (2) Tenant's becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (3) the appointment of a trustee or receiver to take possession of substantially all Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within 30 days; or (4) the attachment, execution, or other judicial seizure of substantially all Tenant's assets located at the Premises or of Tenant's interest in this Lease, if such seizure is not discharged within 30 days. If any provision of this paragraph is contrary to any applicable law, such provision will be of no force or effect.

          12.2    REMEDIES.    If any such default or breach by Tenant continues beyond applicable cure periods , Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

          (a)   Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease will terminate, and Tenant will immediately surrender possession of the Premises to Landlord. In such event, Landlord will be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting , including necessary renovation and alteration of the Premises, attorney's fees, and any real estate commission actually paid to relet the Premises; and the amount by which the unpaid rent for the balance of the Term exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, as determined at the time of award by a court of competent jurisdiction.

          (b)   Maintain Tenant's right to possession in which case this Lease will continue in effect whether or not Tenant has abandoned the Premises. In such event , Landlord will be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease.

          (c)   Cure such default or breach at Tenant's expense and the amount of all expenses, including attorneys' fees, incurred by Landlord in curing such default shall be deemed additional rent payable on demand.

          (d)   Pursue any other remedy now or hereafter available to Landlord under applicable laws.

          12.3    DEFAULT BY LANDLORD.    Landlord will not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time after written notice by Tenant to Landlord specifying the nature of Landlord's failure to perform; provided that, if the nature of Landlord's obligation is such that more than 30 days are required for performance, Landlord will not be in default if Landlord begins performance within such 30-day period and diligently prosecutes the same to completion.

        13.    CONDEMNATION.

          13.1    LEASE TERMINATED.    If the Premises or any portion thereof is taken under the power of eminent domain or sold under the threat of the exercise of said power ("Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10 percent of the floor area of the portion of the Building located on the Premises or more than 25 percent of the land area of the Premises which is not occupied by the Building is taken by Condemnation, Tenant may, at Tenant s option, to be exercised in writing only within ten days after Landlord has given Tenant written notice of such taking (or in the absence of such notice, within ten days after the condemning authority takes possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease will remain in full force and effect as to the portion of the Premises remaining, except that the rent will be reduced in the proportion that the floor area of the portion of the Building located on the Premises taken bears to the floor area of the Premises before Condemnation. No reduction of rent shall occur if the only area taken is that which does not have the Building located thereon, unless the taking materially reduces the parking space available, in which case Landlord and Tenant shall agree on an equitable reduction of rent. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power will be the property of Landlord, whether such award will be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant will be entitled to:

          (a)   Any sum awarded to Tenant which is attributable to Tenant's machinery and equipment which Tenant has the right to remove from the Premises pursuant to the provisions of this Lease but elects not to remove;

          (b)   Any sum awarded to Tenant which is attributable to any excess of the market value of the Premises, exclusive of Tenant's improvements or alterations for which Tenant is compensated, over the present value at the date of taking of the monthly rent for the remainder of the Term (or any renewal or extension thereof), calculated as of the date of such taking, with allowances for the estimated increases in the cost of living increase for the remainder of the Term (or any renewal or extension thereof) projected over the remainder of the Term (or any renewal or extension thereof); and

          (c)   Severance damages specifically awarded to Tenant for restoration of the Premises.

          13.2    LEASE NOT TERMINATED.    If this Lease is not terminated by reason of such Condemnation, Landlord will, to the extent of severance damages received by Landlord in connection with such Condemnation, repair any damage to the Premises caused by such Condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant will pay any amount in excess of such severance damages required to complete such repair. If the repairs contemplated by this paragraph can not be made in accordance with existing laws, Landlord shall determine the nature of the repairs to be made hereunder.

        14.    ESTOPPEL CERTIFICATE.

          14.1    Tenant will at any time on not less than ten days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or describing in detail any claimed defaults. Any such statement may be conclusively relied on by any prospective purchaser or encumbrancer of the Premises.

          14.2    At Landlord's option, Tenant's failure to deliver such statement within such time will be a material breach of this Lease or will be conclusive on Tenant that (1) this Lease is in full force and effect without modification except as may be represented by Landlord; (2) there are no uncured defaults in Landlord's performance of its obligations hereunder; and (3) not more than one installment of the monthly rent has been paid in advance.

          14.3    If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant in such detail as may be reasonably required by such lender or purchaser, provided that such lender or purchaser agrees to maintain the confidentiality of such information. Such statement will include the past three years' financial statements of Tenant.

        15.    MONETARY OBLIGATIONS DEEMED RENT.    All monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be Additional Rent and shall be payable to Landlord by Tenant without deduction or offset of any kind.

        16.    SUBORDINATION.

          16.1    At Landlord's option, this Lease will be subordinate to any mortgage, deed of trust, or any other hypothecation or security now or hereafter placed on the Premises, and to any and all advances, renewals, modifications, consolidations, replacements, and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant pays the rent and observes and performs all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee or holder of a deed of trust elects to have this Lease prior to the lien of its mortgage or deed of trust and gives written notice of such election to Tenant, this Lease will be deemed prior to such mortgage or deed of trust.

          16.2    Tenant will execute any documents reasonably required to effectuate an attornment or a subordination or to make this Lease prior to the lien of any mortgage or deed of trust, provided that such documents provide that no foreclosure of or deed given in lieu of foreclosure of such encumbrance shall affect Tenant's rights under this Lease as long as Tenant duly and timely performs all its obligations hereunder. If Tenant fails to execute such documents within ten days after written demand, such failure shall constitute an event of default under this Lease by Tenant.

        17.    ACCESS.    Landlord and Landlord's agents will have the right to: (a) gain immediate access to the Premises at any time for the purpose of determining Landlord and Tenant's compliance with the fire, safety, liability, or other requirements of any applicable insurance carrier; and (b) enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or Tenants, and making such alterations, improvements, or additions to the Premises or to the Building as Landlord deems necessary or desirable. Landlord shall give Tenant such notice of its need for access to the Premises as is reasonable under the circumstances. Landlord may, within six months prior to the expiration of the Term (or any renewal or extension thereof), place upon or about the Premises 'Tor Lease" signs, all without rebate of rent or liability to Tenant.

        18.    AUCTIONS.    Tenant will not conduct or permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent.

        19.    SIGNS.    Tenant may place its business signs on or about the Premises. Tenant shall ensure that all of Tenant's signs comply with applicable laws and be responsible for maintaining Tenant's such signs.

        20.    QUIET POSSESSION.    On Tenant's paying the rent for the Premises and observing and performing all the covenants, conditions, and provisions of the Lease in accordance with its terms, Tenant will have quiet possession of the Premises for the entire Term (or any renewal or extension thereof), subject to all the provisions of this Lease

        21.    RENEWALS.    Upon expiration of the Term of this Lease , if Tenant is not in default under this Lease, Tenant has the option to renew the Lease for a three-year period ("First Renewal Period") on the same terms and conditions except the Minimum Monthly Rent The Minimum Monthly Rent at the end of the Initial Term (excluding that portion attributable to excess costs of Tenant Improvements) shall increase by the percentage increase in the Consumer Price Index-All Terms- Midwest Urban, from August immediately prior to the beginning of the Term to August immediately prior to the beg inner of the First Renewal Period. At the expiration of the First Renewal Period, Tenant has the option to renew the Lease for an additional three-year period ("Second Renewal Period") on the same terms and conditions, except the Minimum Monthly Rent. The Minimum Monthly Rent during the First Renewal Period shall increase by the percentage increase in the Consumer Price Index All Terms- Midwest Urban, from August immediately prior to the First Renewal Period to August immediately prior the Second Renewal Period. Tenant may exercise such options to renew by giving Landlord, at least 180 days before the first day of any such renewal term, written notice of its intention to exercise such option.

        22.    SECURITY MEASURES.    The Rent payable to Landlord does not include the cost of guard service or other security measures, and Landlord has no obligation whatsoever to provide such services. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, and invitees from acts of third parties.

        23.    EASEMENTS.    Landlord reserves to itself the right, from time to time, to grant such easements, rights, and dedications with respect to the Premises that Landlord deems reasonably necessary or desirable, so long as such easements, rights, or dedications do not unreasonably interfere with Tenant's use of the Premises. Tenant will join in the execution of documents granting such rights or interests on Landlord's request and Tenant's failure to do so within 30 days of written request by Landlord will constitute a material breach of this Lease. Landlord will cooperate with Tenant in the granting or relocating of easements on the Premises reasonably required by Tenant, so long as such easements do not unreasonably interfere with Landlord's use of or access to Landlord's Adjacent Property.

        24.    AUTHORITY.    Each individual executing this Lease on behalf of Landlord, Tenant, and Guarantor represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity and , on request will deliver to the other evidence of such authority reasonably satisfactory of such authority to the requesting party.

        25.    GUARANTY.    Bridgepoint Education, Inc. ("Bridgepoint") guarantees Tenant's payment and performance pursuant to the terms of this Lease. At Landlord's request, Bridgepoint will provide to Landlord's financial institutions Bridgepoint's full financial statements on behalf of Tenant, provided that such financial institutions agree to maintain the confidentiality of such information. Bridgepoint's guaranty shall in no way lessen, alter, affect, or derogate from Tenant ' s responsibilities under the Terms of this Lease.

        26.    GENERAL PROVISIONS.

          26.1    EFFECT.    This Lease supersedes all prior agreements and understandings between the parties relating to the subject matter of this Lease and constitutes the entire agreement of the parties with respect to said subject matter. Subject to any provisions restricting assignment or subletting by Tenant, this Lease binds and benefits the parties, their personal representatives, successors, and assigns.

          26.2    AMENDMENT.    No amendment or modification of this Lease is effective unless made in writing and signed by each party.

          26.3    NON-WAIVER    A party's failure to enforce at any time or for any period of time any provision of this Lease or to exercise any right or remedy shall not constitute a waiver of such provision, right, or remedy, or prevent such party thereafter from enforcing any or all provisions and exercising any or all rights and remedies. The exercise of any single right or remedy does not constitute an election or prevent the exercise of any or all other rights or remedies.

          26.4    NOTICE.    Unless otherwise expressly provided, any notice, demand, request, consent, approval, or communication that a party desires or is required to give to another party (or any other person) in connection with this Agreement (the "Notice") shall be in writing and may be delivered by hand, by overnight courier, by electronic transmission, or by facsimile, or served in the manner provided for in the original notice, or mailed by United States registered or certified mail, return receipt requested, postage prepaid, and addressed to the party or person at the address provided in this Agreement or otherwise designated by written notice, with copies forwarded to such persons as such party or person may have directed in writing. The Notice shall be deemed given or delivered, as the case may be, on the date of receipt if delivered by hand or by overnight courier or served as an original notice; on the date of sending if sent by electronic transmission or by facsimile; or on the second calendar day after the Notice is deposited in the United States mail.

          26.5    INTEREST ON PAST-DUE OBLIGATIONS.    Any amount due and owing to Landlord not paid when due will bear interest at the lower of 12 percent per annum or the highest rate permitted by applicable law. Payment of such interest will not excuse or cure any default by Tenant under this Lease. Interest will not be payable on late charges incurred by Tenant.

          26.6    RECORDING.    Landlord and Tenant may execute, acknowledge, and deliver a "short form" memorandum of this Lease for recording purposes.

          26.7    ATTORNEY'S FEES; JURY TRIAL.    If either party brings an action to enforce the terms of or declare rights under this Lease, the prevailing party in any such action, on trial or appeal, will be entitled to reasonable attorney's fees to be paid by the losing party as fixed by the court. The parties and any guarantor of this Lease shall waive trial by jury in any such action.

          26.8    COUNTERPARTS.    This Lease may be sighed in several counterparts, each of which will be an original and all of which will constitute one agreement. of this Lease

          26.9    TIME OF THE ESSENCE.    Time is of the essence of each provision

          26.10    GOVERNING LAW.    This Lease is governed by and construed in accordance with the laws of the State of Iowa.

          26.11    SEVERABILITY.    The unenforceability, invalidity, or illegality of any provision of this Lease does not affect or impair any other provision or render the remainder of the Lease unenforceable, invalid, or illegal.

          26.12    INTERPRETATION.    Wherever used in this Lease, unless the context clearly indicates otherwise , the use of the singular includes the plural , and vice versa; and the use of any gender is applicable to any other gender. The captions and the table of contents, if any, are for convenience only and do not affect the interpretation of this Lease.

          26.13    CONSENT OF PARTIES.    Whenever a parry's consent or approval is required, that party will not unreasonably withhold or delay such consent or approval.

          26.14    EXHIBITS.    All exhibits specified in this Lease are attached and incorporated by reference.

        The parties have executed this Lease as of the date specified in the introductory paragraph.

LANDLORD: FRYE DEVELOPMENT, INC
By	/s/ Michael D. Frye Michael D. Frye, President
Date:	2/9/07
Address for Notices: Frye Development, Inc. PO Box 133 Aledo, Illinois 61231 563.264.5053 Facsimile
TENANT: Center Leaf Partners, LLC
By	/s/ Andrew Clark Andrew Clark, Chief Executive Officer
Date:	1/25/07
Address for Notices: Center Leaf Partners, LLC 1310 19" Avenue N.W. Clinton, IA 52732 Facsimile:
GUARANTOR: BRIDGEPOINT EDUCATION, INC.
By	/s/ Andrew Clark Andrew Clark, Chief Executive Officer
Date:	1/25/07
Address for Notices: Bridgepoint Education, Inc. 13500 Evening Creek Drive North Suite 600 San Diego, CA 92128 Facsimile

EXHIBIT A

BUILDING 1 TENANT IMPROVEMENTS

        The following architectural plans prepared by [***] and dated                                    ,                         ;

A0.1—COVER
A1.1—FLOOR PLAN/WALL TYPES.
A1.2—REFLECTED CLG. PLAN
A2.1—PARTIAL INTERIOR ELEVATIONS/EXTERIOR ELEVATIONS
A3.1—DETAILS/SPECIFICATIONS/SCHEDULES/
M1.1—HVAC LAYOUT AND ROOF TOP UNITS PLAN
P1.1—PLUMBING—ABOVE FLOOR
P1.2—PLUMBING—UNDER FLOOR
E1.1—LIGHTING
E1.2—POWER E1.3—SCHEDULES
F1.1—FIRE SPRINKLER PLAN

[***] Confidential portions of this document have been redacted and filed separately with the Commission.

EXHIBIT B

BUILDING 2 PLAN AND SPECS

EXHIBIT C

BUILDING 2 TENANT IMPROVEMENTS

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  Exhibit 10.19